EXHIBIT 11


                OCCIDENTAL PETROLEUM CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
               FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002
                (Amounts in thousands, except per-share amounts)

                                                                                     Three Months Ended
                                                                                               March 31
                                                                              -------------------------
                                                                                    2003           2002
=========================================================================     ==========     ==========
BASIC EARNINGS PER SHARE
Income before taxes and other items                                           $  393,605     $  122,655
Effect of repurchase of Trust Preferred Securities                                   (18)           (32)
                                                                              ----------     ----------
Income from continuing operations                                                393,587        122,623
Discontinued operations, net of tax                                                   --         (3,000)
Cumulative effect of changes in accounting principles, net of tax                (68,430)       (94,973)
                                                                              ----------     ----------

Earnings applicable to common stock                                           $  325,157     $   24,650
                                                                              ==========     ==========

Basic shares
   Weighted average common shares outstanding                                    378,409        374,466
   Issued, unvested restricted stock                                                (206)          (357)
   Vested, unissued restricted stock                                                 127             --
   Deferred shares                                                                   753            220
                                                                              ----------     ----------
     Basic shares outstanding                                                    379,083        374,329
                                                                              ==========     ==========

Basic earnings per share
   Income from continuing operations                                          $     1.04     $      .33
   Discontinued operations, net of tax                                                --           (.01)
   Cumulative effect of changes in accounting principles, net of tax                (.18)          (.25)
                                                                              ----------     ----------

     Basic earnings per common share                                          $      .86     $      .07
                                                                              ==========     ==========

DILUTED EARNINGS PER SHARE

Earnings applicable to common stock                                           $  325,157     $   24,650
                                                                              ==========     ==========

Diluted shares
   Basic shares outstanding                                                      379,083        374,329
   Dilutive effect of exercise of options outstanding                              3,079          2,131
   Issued, unvested restricted stock                                                 206            357
   Deferred, restricted stock                                                        796             --
                                                                              ----------     ----------
     Diluted shares                                                              383,164        376,817
                                                                              ==========     ==========

Diluted earnings per share
   Income before effect of changes in accounting principles                   $     1.03     $      .33
   Discontinued operations, net of tax                                                --           (.01)
   Cumulative effect of changes in accounting principles, net of tax                (.18)          (.25)
                                                                              ----------     ----------

     Diluted earnings per common share                                        $      .85     $      .07
=========================================================================     ==========     ==========

The following items were not included in the computation of diluted earnings per share because their effect was antidilutive (in thousands, except per-share amounts):

Three Months Ended March 31,                                           2003                     2002
==================================================     ====================     ====================
STOCK OPTIONS
    Number of shares                                                      6                       21
    Price range per share                                          $ 29.438     $ 29.063 -- $ 29.438
    Expiration range                                               12/01/07      12/01/07 -- 4/29/08
==================================================     ====================     ====================